Exhibit 99.1

AMY B. MANSUE ELECTED TO THE BOARD OF DIRECTORS
OF NEW JERSEY RESOURCES

WALL, NJ, September 11, 2025 – The Board of Directors of New Jersey Resources (NYSE: NJR) today announced the unanimous election of Amy B. Mansue to the Board, effective November 1, 2025.

Ms. Mansue currently serves as President and Chief Executive Officer of Inspira Health Network, a network of health care providers that delivers a full continuum of primary, acute and advance care services across southern New Jersey.

“Amy Mansue is an accomplished leader with a keen understanding of the critical issues facing businesses today. Her business acumen, strategic insights, and extensive experience across the public and private sectors will bolster our Board and be an asset to our company,” said Steve Westhoven, President and Chief Executive Officer of New Jersey Resources.

“With the addition of Amy as a director, our Board only becomes stronger,” said Donald Correll, Chair of the Board of New Jersey Resources. “We expect Amy’s experience in both business and government will bring valuable insight as we continue to position New Jesey Resources to deliver long-term value for both our shareowners and customers. We greatly value Amy’s contributions to the State of New Jersey, which are in line with our company’s core values.”

Prior to joining Inspira, Ms.  Mansue served as Executive Vice President and Chief Experience Officer for RWJBarnabas Health. She was also the former Chief Executive Officer of Children's Specialized Hospital, the country’s largest inpatient pediatric rehabilitation hospital.

Ms. Mansue began her career in the public sector, working for then-Congressman James J. Florio as a Legislative Assistant and then joined him as a Policy Advisor in Governor Florio’s Office of Management and Planning before being named Deputy Commissioner in the New Jersey Department of Human Services. She also served as Deputy Chief of Staff to Governor James E. McGreevey.

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AMY B. MANSUE ELECTED TO THE BOARD OF DIRECTORS OF NEW JERSEY RESOURCES

Ms. Mansue is a member of the Board of Directors of the Middlesex Water Company and serves as its Compensation Committee Chair, as well as a member of the Board of Directors for the New Brunswick Development Corporation. She has also served as the Board Chair for the New Jersey Hospital Association and New Jersey State Chamber of Commerce.

Ms. Mansue earned both her Bachelor’s degree in social welfare and Master’s degree in social work from the University of Alabama.

About New Jersey Resources:

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects, providing customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as SAVEGREEN®.

For more information about NJR:
https://www.njresources.com/
Follow us on X.com (formerly Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

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